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                            Technical Skills Program

Control #0639A-TSP
October 3, 2001

Mr. Ernie Wagner
Strategic Solutions Group, Inc.
1598 Whitehall Road, Suite E
Annapolis, MD 21401

Dear Mr. Wagner:

This will confirm the interest of the UAW-Ford National Programs Center (NPC) in securing the services of Strategic Solutions Group, Inc. (SSG).

1. DESCRIPTION OF SERVICES When and as requested by the NPC and as described in the attached Work Plan (Attachment), SSG will design and develop a computer-based training program (CD-ROM) to provide consistent, accurate training in injection molding concepts, set up procedures and troubleshooting on Medium Press Machinery. Additionally, SSG will conduct a mini front-end analysis on the "super" presses at the UAW Local 892/Saline Plant.

2. FEES AND EXPENSES. For the services described above, NPC shall pay SSG for services performed at the following rates:

                 o Design Phase (CD-ROM)             $144,500
                 o Development Phase (CD-ROM)        $220,000
                 o Mini Front-end Analysis           $  5,000
                                                     --------
                                            TOTAL:   $369,500

       All prices set forth herein are fixed for the base term of this Agreement and shall be adjusted for any extension to the Agreement only upon NPC's prior written approval.

3.     INVOICES AND PAYMENTS.
       A. Between the first and tenth day of each month, SSG shall submit invoices and supporting data in the manner and format specified by NPC covering services rendered and expenses incurred during the preceding month. All such invoices shall refer to this Agreement.

       B. NPC will make every effort to pay statements in good order within thirty (30) days from NPC receipt of same.

4. RECORDS, ART, KEYLINE, PLATES, ORIGINAL AND MASTER ELEMENTS RETENTION. During the term of this Agreement and for a period of three (3) years thereafter, SSG shall retain all records in its possession arising from SSG's performance under this Agreement. SSG shall make all such records, art, keyline, plates, original and master elements available to NPC for inspection and copying when requested by NPC.

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5.     INDEPENDENT CONTRACTOR STATUS. In the performance of services hereunder, the relationship of SSG to NPC shall be that of an independent contractor and not that of an employee or agent of NPC (including the UAW or Ford) and NPC shall have no liability to SSG or arising from the actions of SSG except as otherwise specifically provided for herein.

6.     CONFIDENTIALITY.
       A. Any information, regardless of its medium, concerning NPC (including the UAW or Ford), its services, personnel policies, or any other aspect of its business given to SSG or otherwise learned by SSG in the performance of this Agreement, shall be held in confidence and not be disclosed in identifiable form by SSG without the prior written consent of NPC. SSG shall not use the name of NPC, the UAW or Ford, or identifiable program data derived from its performance under this Agreement, unless prior approval is granted by NPC.

       B. All media inquiries concerning NPC's relationship with SSG shall be reviewed by NPC prior to the release of any information.

7. TITLE TO WORK PRODUCT. Except as otherwise specifically provided for herein, all information, reports and data SSG develops or acquires in performing services hereunder shall belong to NPC without further consideration and shall be delivered to NPC upon completion of this Agreement or earlier if requested. NPC shall be free to use and disclose to others information and data SSG delivers to NPC.

8.     COPYRIGHT.
       8.1. Title to Copyrights
            A. Any work of authorship created by SSG or SSG's employees (not Subcontractors) under this Agreement which is specially ordered or commissioned by NPC for use as a contribution to a collective work, as part of a motion picture or other audio-visual work, as a translation, as a supplementary work, as a compilation, as an instructional text, as a test, as answer material for a test, or as am atlas, shall be considered as a "Work for Hire" and all copyrights for such works of authorship shall belong to NPC.

            B. In the event any portion of the work of authorship created by the SSG in performing the services hereunder does not qualify as "Work for Hire" the SSG hereby assigns the copyright to such work to NPC, and SSG shall register such portion(s) of the work of authorship in the United States Copyright Office and then assign such registered Copyright(s) to NPC.

            C. All such works of authorship shall bear a valid copyright notice designating the proper owner as the copyright owner, such as "(C) 2001, UAW-Ford National Programs Center."

       8.2. Background Copyright License
            With regard to works of authorship delivered, or to be delivered, to NPC hereunder but which were created prior to performing the services hereunder, SSG hereby grants to NPC a permanent, nonexclusive, paid-up, worldwide license under each copyright or other proprietary right it owns and controls or has the right to license, in each work of authorship fixed in any tangible medium of expression that SSG furnishes to NPC to use such work, to reproduce such work, to prepare derivative works based thereon, to distribute copies of such work publicly. SSG, when

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            requested by NPC, will obtain registration of each such background copyright in the United States Copyright Office and will provide to NPC a written Copyright License setting forth the rights licensed herein in a form that NPC may record in the United States Copyright Office.

       8.3. Indemnification
            SSG warrants that the transfer to NPC by ownership, by assignment or by license and NPC's use of all or any portion of the works of authorship furnished to NPC hereunder will not infringe any proprietary rights (including patents, copyrights, trademarks, and trade secrets) of any other party. SSG will indemnify and defend NPC from any claim, liability, and expense, including, attorney's fees, arising out of any breach of the foregoing warranty, provided that the NPC notifies SSG in a timely fashion of such claim.

            In the event a claim of infringement is asserted, SSG may replace or modify any work of authorship furnished to NPC hereunder to make it noninfringing at no additional cost to NPC, provided that NPC agrees that such replacement or modification achieves the substantive results of the original version of the work of authorship, or SSG shall procure at SSG's expense a license for NPC to use the right allegedly infringed.

       8.4. SSG's Obligations for Subcontractors
            SSG shall not subcontract, or otherwise transfer, any of the work under this Agreement without first obtaining written permission from NPC that such work can be subcontracted. If such permission is granted by NPC then SSG must obtain in writing the following terms and conditions from each Subcontractor (that is, any nonemployee of SSG that is to do work for NPC) before the Subcontractor is permitted to undertake any work under this Agreement.

            All works of authorship required to be created in the performance of this Subcontract must be created by Subcontractor or Subcontractor's employees only.

            A. Title to Copyrights Created Hereunder
               (a) Any work of authorship created by Subcontractor or Subcontractor's employees under this Subcontract which is specially ordered or commissioned by NPC either directly or indirectly, for use as a contribution to a collective work, as part of a motion picture or other audio-visual work, a translation, as a supplementary work, as a compilation, as an instructional text, as a test, an answer material for a test, or as an atlas shall be considered as a "Work for Hire" and all copyrights for such works of authorship shall belong to NPC.

               (b) In the event any portion of the work of authorship created by the Subcontractor in performing the services hereunder does not qualify as "Work for Hire" then Subcontractor hereby assigns the copyright to such work to NPC, and Subcontractor shall register such portion(s) of the work of authorship in the United States Copyright Office and then assign such registered Copyright(s) to NPC.

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               (c)  All such works of authorship shall bear a valid copyright notice designating the proper owner as the copyright owner, such as "(C)2001, UAW-Ford National Programs Center."

            B. Background Copyright License
               With regard to works of authorship. which are delivered, or to be delivered, to the NPC as a result of this Subcontract but which were created prior to performing the services hereunder, Subcontractor hereby grants to the NPC a permanent, nonexclusive, paid-up, worldwide license under each copyright it owns and controls or has the right to license, in each work of authorship fixed in any tangible medium of expression that Subcontractor furnishes directly or indirectly to the NPC, to use such work, to reproduce such work, to prepare derivative works based thereon, to distribute copies of such work to the public, and to perform and display such work publicly. Subcontractor, when requested by the NPC will obtain registration of each such background copyright in the United States Copyright Office and will provide the NPC a written Copyright License setting forth the rights licensed hereinabove in a form that NPC may record in the United States Copyright Office.

            C. Indemnification
               SSG and Subcontractor, jointly and severally, warrant that the transfer directly or indirectly to the NPC by ownership, by assignment or by license and the NPC use of all or any portion of the works of authorship furnished to the NPC hereunder will not infringe any proprietary rights (including patents, copyrights, trademarks, and trade secrets) of any other party.

               SSG and Subcontractor, jointly and severally, will indemnify and defend the NPC from any claim, liability, and expense, including attorney's fees, arising out of any breach of the foregoing warranty, provided that the NPC notifies SSG and/or Subcontractor in a timely fashion of such claim.

               In the event a claim of infringement is asserted, SSG and/or Subcontractor may replace or modify any work of authorship furnished to the NPC hereunder to make it noninfringing at no additional cost to the NPC provided that the NPC agrees that such replacement or modification achieves the substantive results of the original version of the work of authorship, or SSG and Subcontractor, jointly and severally, shall procure at their or its expense a license for the NPC to use the rights allegedly infringed.

9.     WARRANTY/INDEMNIFICATION.

       A. SSG warrants that any works of authorship, delivered hereunder to the NPC shall conform with all written specifications furnished to SSG by the NPC in connection with this Agreement.

       B. SSG further warrants that the transfer to the NPC and the NPC's use of any works of authorship, including the CD-ROM, delivered hereunder to the NPC shall not infringe the copyrights, patents or any other proprietary rights of third parties. In the event any infringement or misappropriation claims are made by third parties, SSG shall, upon notification by the NPC, and at its own expense, indemnify and defend such claims and hold the NPC harmless with regard to any costs (including attorney's fees), fines, penalties, or settlement of the matter in a manner that will allow the NPC to continue enjoying the benefits it contracted for under this Agreement.

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       C.   SSG shall indemnify and hold the NPC (including the UAW and Ford)
            harmless from and against any loss, cost, damage or expense, including reasonable attorney's fees, to the extent that such loss, cost, damage or expense arises out of claims or actions based upon SSG's performance under this Agreement except to the extent that such loss, cost, damage or expense results from the willful misconduct or gross negligence of the NPC. SSG shall notify the NPC immediately of any events, complaints or occurrences of any kind which could give rise to a claim or action against SSG or the NPC.

10. IN-PROCESS REVIEW. SSG must receive approval of the NPC for preliminary and final work.

11. EXCUSABLE DELAYS. SSG understands that the NPC requires prompt performance of all work hereunder in order to meet the NPC's schedules and commitments and that time is of the essence with respect to this Agreement. Neither party, however, shall be responsible for any delay or failure to perform that is due to causes beyond its control and that could not have reasonably been foreseen or provided against.

12. TERM AND TERMINATION. This Agreement is for the period of January 22, 2001 and shall continue through December 31, 2001 and thereafter on a month-to-month basis unless terminated by either party upon seven (7) days' written notice to the other party.

13. NOTICES. All notices, demands, requests, covenants, approvals for other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as set forth below or addressed to such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service if personally served. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed.

                  To SSG:       Strategic Solutions Group, Inc.
                                1598 Whitehall Road, Suite E
                                Annapolis, MD 21401
                                Attention: Mr. Ernie Wagner

                  To NPC:       UAW-Ford National Program Center
                                151 W. Jefferson Avenue
                                P.O. Box 33009
                                Detroit, MI 48232-5009
                                Attention:   Mr. John Snow
                                             Mr. Ed Jeakle
                                             Ms. Wendy Tuma

11. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforces in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Michigan applicable to agreements made to be performed wholly within the State of Michigan.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior contemporaneous agreements, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the matters contained herein.

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13.    MODIFICATION. Any modification to this Agreement must be in writing signed by both parties. A request by either party to modify or revise this Agreement shall be made in writing to the other party.

14. ASSIGNEES AND SUBCONTRACTORS. This agreement and the rights, duties, and obligation hereunder may not be assigned or delegated by either party hereto without the prior written consent of the other party. Any assignment or delegation of rights, duties, or obligation hereunder made without the prior written consent of the other party hereto shall be void and of no effect.

15. TITLES AND HEADINGS. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

16. PARTIAL INVALIDITY. Any provision of this Agreement which is found to be invalid or unenforceable by any court in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such validity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions hereof.

If the above terms are acceptable to SSG please so indicate by signing the enclosed copy of this letter in the space provided and returning it to the NPC thereby establishing our Agreement.

Very truly yours,

UAW-Ford National Programs Center

/s/ John Snow                                /s/ E. B. Jeakle
------------------------------------         -----------------------------------
John Snow                                    E. B. Jeakle
UAW Representative, TSP                      Ford Representative, TSP

/s/ Bill Schaffner                           /s/ T. S. Andersen
------------------------------------         -----------------------------------
Bill Schaffner                               T. S. Andersen
UAW Coordinator, TSP                         Ford Manager, TSP


/s/ Helen Lesley                             /s/ H. T. Procter, Jr.
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Helen Lesley                                 H. T. Procter, Jr.
UAW Assistant Director                       Ford Executive Director


ACCEPTED:

/s/ Ernie Wagner                                  October 31, 2001
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Ernie Wagner                                 Date
Strategic Solutions Group, Inc.